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                                                                    Exhibit 21.1

                       TRANSACT TECHNOLOGIES INCORPORATED
               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED

                                  Jurisdiction of                   Percentage
Name                              Incorporation         Owner          Owned
-------------------------------   ---------------       -----       ----------
TransAct.com, Inc.                Delaware             TransAct        100%
                                                     Technologies
                                                     Incorporated

TransAct Technologies Limited     United Kingdom       TransAct        100%
                                                     Technologies
                                                     Incorporated